EXHIBIT 99.11

Final: FOR IMMEDIATE RELEASE

Contact:

Jamie Muir	Paul Donnelly	Peter Shields
SynQuest, Inc.	Viewlocity, Inc.	Tilion, Inc.
(770) 325-2960	978-433-0868	978-461-4800, x 326
jmuir@synquest.com	pdonnelly@viewlocity.com	pshields@tilion.com

SYNQUEST, INC., VIEWLOCITY, INC., AND TILION, INC.,

SIGN MERGER AGREEMENTS

Combined Company to Receive $27.5 to $30 Million in New Funding

            ATLANTA (September 3, 2002) – To address the market demand for solutions that enable greater supply chain agility and bottom line impact, SynQuest, Inc. (NASDAQ/ SC: SYNQ), a leading provider of supply chain planning solutions, Viewlocity, Inc., a leading provider of supply chain event management solutions, and Tilion, Inc., today announced that the companies had entered into definitive agreements to merge the companies. SynQuest and Viewlocity, both based in Atlanta, will merge operations, and Tilion will merge into the combined company to provide approximately $13 million in cash. The transactions extend the existing partnership between SynQuest and Viewlocity, and will strengthen the financial resources available to the post-transaction company.

            In addition to the approximately $13 million of cash received in the Tilion merger, SynQuest will also issue between $14.5 million and $17 million of new shares of Series A convertible preferred stock (“Series A Preferred”) at a price of $2.50 per share, in exchange for additional cash investments by existing shareholders of SynQuest and Viewlocity, including Battery Ventures and Warburg Pincus. A portion of that additional investment may consist of conversion of up to $7 million of debt that may be outstanding prior to closing. The existing shareholders of Tilion, including North Bridge Venture Partners and Venrock Associates, will also receive approximately $13 million in shares of Series A Preferred to be issued to Tilion in the merger. The new funding will be used for working capital and general corporate purposes. The proposed transactions are subject to satisfaction of certain closing conditions described below, and approval by the shareholders of SynQuest and Viewlocity. All of the transactions are conditional on each other. The transactions are expected to close by December 31, 2002.

            Following the transactions, the combined company will market financially focused supply chain planning and adaptive execution capabilities for customers with complex, extended supply chains. SynQuest provides business process based solutions that are designed to go beyond the functional silos of traditional supply chain planning applications, and the four walls of the enterprise, to improve profits and customer service. Its customers include Ford Motor Company, Nissan North America, HON Industries, Simmons Company, Penske Logistics and Honda Express. Viewlocity’s solutions monitor supply chain execution against the original plan, detecting deviations in time to prevent customer service disruptions and avoid costly fixes such as shipment expediting. The solution also provides recommendations for solving problems associated with these unplanned events and enables collaborative resolution across supply chain participants. Viewlocity’s customers include Dell, DHL and DSC Logistics.

            The combined solution will support the real-time enterprise through adaptive supply chain capabilities, including:

•	explicitly planning to maximize supply chain profit in a dynamic environment, while meeting or exceeding customer expectations; and

•	integrating event management with planning to enable the successful execution of the plan given current conditions.

            “Our visions are amazingly similar – to combine planning and event management across the supply chain in a way that enables our customers to become more agile and bottom line focused.” Jeffrey Simpson, chief executive officer of Viewlocity, commented on the merger. “Our two companies were approaching that vision from different directions. This merger creates the opportunity to accelerate achievement of our shared vision.”

            “The merger will allow us to create a company with much broader capabilities and more resources,” said Joseph Trino, chief executive officer of SynQuest. “Together, we have the domain expertise to move the concept of the real-time enterprise, which combines planning and event management, off paper and into action. We also believe that the substantial economies of the merger will create a more efficient and profitable organization, enhancing shareholder value.”

            “The merger will create a well-funded supply chain company with successful customers and a significant value proposition,” said Peter Shields, chief executive officer of Tilion.

            Following the merger, the combined company intends to sell and service all existing products and will initially focus on the automotive, consumer durables, industrial, high tech, printed packaging, retail/ CPG and 3PL markets. In addition, the combined companies intend to carry forward existing partnership agreements to the new entity. SynQuest and Viewlocity will establish a transition team to assess and determine the specific technological and operational integration steps to create unified products and organizations.

Transaction Highlights

            Viewlocity and Tilion will, through a series of related transactions, merge with and into SynQuest, with SynQuest remaining as the surviving legal entity. Jeffrey Simpson will serve as chairman and chief executive officer of the merged company.

            As consideration for the transactions, SynQuest will issue a total of 2,946,867 shares of its common stock to Viewlocity’s Series F Preferred stockholders, 5.2 million shares of newly created Series A Preferred to Tilion’s preferred stockholders, and up to 6.8 million shares of Series A Preferred in connection with a private placement of up to

$17 million to be made concurrently with the merger transactions. Each of the transactions is described below.

            Through a series of related transactions, Viewlocity will merge with and into SynQuest. As consideration for the Viewlocity merger, SynQuest will issue a total of 2,946,867 shares of its common stock to Viewlocity’s Series F Preferred stockholders. Holders of other classes and series of Viewlocity capital stock will receive nominal cash consideration. The Viewlocity merger is subject to receipt of approval by the shareholders of SynQuest and Viewlocity and satisfaction of customary closing conditions. Viewlocity stockholders holding sufficient voting power to approve the merger have signed agreements to vote in favor of the merger. SynQuest shareholders holding sufficient voting power to approve the merger have also signed agreements to vote in favor of the Viewlocity merger.

            Through a series of related transactions, Tilion will be merged with and into SynQuest concurrently with the merger of SynQuest and Viewlocity. As consideration for the Tilion merger, Tilion’s preferred stockholders will receive 5.2 million shares of Series A Preferred, having the same terms as the Series A Preferred to be issued in the private placement described below. The number of shares of Series A Preferred to be issued to Tilion’s preferred stockholders is subject to adjustment based on Tilion’s closing date balance sheet. Holders of other classes of Tilion capital stock will receive nominal cash consideration. Tilion’s obligation to close the transaction is conditioned on, among other things, (i) issuance of at least $10 million of Series A Preferred in the private placement, (ii) certain SynQuest liabilities remaining below a specified level as of September 30, 2002, (iii) and the combined revenue of SynQuest and Viewlocity for the three-month period ending September 30, 2002 exceeding specified minimums. SynQuest’s obligation to close the Tilion merger is conditioned on, among other things, Tilion having, as of the closing, at least $13 million in cash net of liabilities. Tilion will endeavor to dispose of all of its assets (other than cash) and satisfy all of its liabilities prior to closing. Tilion stockholders holding sufficient voting power to approve the merger have signed agreements to vote in favor of the merger. SynQuest shareholders holding sufficient voting power to approve the transaction have also signed agreements to vote in favor of the Tilion merger.

            Contemporaneously with the Viewlocity and Tilion mergers, SynQuest will issue up to 6.8 million shares of Series A Preferred at a price of $2.50 per share to a group of investors led by Battery Ventures, Warburg Pincus, and Ticonderoga Capital. Dividends on the Series A Preferred will accrue at a rate of 7% per year and are cumulative. SynQuest will not declare or pay out any cash dividends during the two-year period following the closing. The Series A Preferred has priority over the common stock in any liquidation, dissolution or winding up of SynQuest, and in connection with allocation of proceeds in any merger, acquisition, sales of all or substantially all of SynQuest’s assets, or similar major corporate transactions (other than certain qualified public offerings). The Series A Preferred also carries a liquidation preference of 15% internal rate of return (including dividends) per year compounded annually. In connection with any such liquidation event, merger, or acquisition, the proceeds available to SynQuest shareholders will be distributed at a rate equal to 92% of the proceeds going to holders of Series A Preferred, and 8% going to holders of common stock until the Series A Preferred liquidation preference is satisfied. After the Series A Preferred preference is satisfied, the remaining proceeds will be distributed to the common stock. Generally, shares of Series A Preferred vote with the common stock on an as converted basis as one class. The initial conversion rate to common is one to one. Shares of Series A Preferred are convertible to common stock at any time at the option of the holder. Shares of Series A Preferred must be converted to common stock upon (i) a public offering of common stock meeting certain thresholds, (ii) the vote of two-thirds of the then outstanding shares of Series A Preferred, or (iii) the common stock attaining a $10.00 closing price for 100 of 120 trading days. The Series A Preferred is not redeemable.

            SynQuest has agreed to file a registration statement within 180 days after the closing of the transactions covering (i) the common stock issuable upon conversion of the Series A Preferred, (ii) the common stock issued to the Viewlocity Series F stockholders in the Viewlocity merger who agree to have their shares included in the registration statement, and (iii) the common stock currently held by Warburg Pincus, SynQuest’s current majority shareholder. The shareholders covered by the registration statement have agreed not to sell or transfer their shares of SynQuest for one year following the closing. In addition to customary closing conditions, the obligations of the investor group to close the transaction is conditional upon (i) certain SynQuest liabilities remaining below a specified level as of September 30, 2002 and (ii) the combined revenue of SynQuest and Viewlocity for the three-month period ending September 30, 2002 exceeding specified minimums. SynQuest shareholders holding sufficient voting power to approve the transaction have also signed agreements to vote in favor of the private placement.

            Immediately following completion of the transactions, the shares of common stock held by the current shareholders of SynQuest are expected to represent approximately 16% of the equity of the combined company, the shares of SynQuest common stock held by the current shareholders of Viewlocity are expected to represent approximately 16% of the equity of the combined company, and the shares of Series A Preferred issued in the private placement and the Tilion merger are expected to represent approximately 68% of the equity of the combined company (in each case, assuming that SynQuest issues $17 million of Series A Preferred in the private placement and assuming full conversion of the Series A Preferred).

About SynQuest

SynQuest, Inc. specializes in providing supply chain planning software that is designed to significantly reduce manufacturing and logistics costs and, at the same time, enable companies to meet customer requirements. SynQuest software uses financially focused technology to solve high-value supply chain problems for target markets including automotive and industrial manufacturers. The company’s supply chain planning solutions feature rapid implementation for a fast, compelling return on investment. For more information, call 1-800-844-3228 or visit www.synquest.com. SynQuest is a registered trademark of SynQuest, Inc., Atlanta, GA.

This press release contains statements, estimates or projections, not historical in nature, including statements with respect to plans, projections or future performance of SynQuest and further versions of SynQuest Solutions, that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from SynQuest’s historical experience and our present expectations or projections. These risks include, but are not limited to, the risk whether any or all of the described transactions close and other risk factors to be detailed in the proxy statement to be filed with the SEC; SynQuest is able to appeal successfully the current delisting proceedings; SynQuest is able to meet all of the applicable Nasdaq listing requirements and any other requirement the Nasdaq appeals board requires for the SynQuest stock to remain listed on the Nasdaq Smallcap Market; risks associated with product demand and market acceptance; the effect of economic conditions; the impact of competitive products and pricing, product development, commercialization and technological difficulties; and other uncertainties detailed in SynQuest’s filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2001. SynQuest undertakes no obligation to publicly update or revise any forward-looking statements.

About Viewlocity

            Viewlocity is a global provider of Supply Chain Event Management (SCEM) and adaptive supply chain solutions to the Retail, High-Tech, Transportation, CPG, Automotive and Life Sciences industries. These next-generation supply chain solutions provide real-time, cross-domain monitoring and exception management for inventory, orders, and shipments, with collaborative exception resolution. Results include decreased buffer inventories, increased service levels, and more efficient capacity utilization across the supply chain.

            Founded in 1999, Viewlocity is headquartered in Atlanta, with offices throughout the U.S., Europe and Asia Pacific. Viewlocity’s customers include Global 2000 leaders such as, DHL Worldwide Express, DSC Logistics and Dell Computer Corporation. For more information, call (877) 512-8900 or visit www.viewlocity.com. Viewlocity is a trademark of Viewlocity, Inc., Atlanta, GA.

About Tilion

            Tilion, Inc. provided Internet-based event management solutions for logistics and supply chain managers. Tilion Solutions monitored the extended supply chain in real-time and proactively alerted business managers to problems while there was still time to act. The solutions enabled companies to reduce total supply chain management costs, drive supply chain velocity, and create a customer-focused supply chain.

Additional Information and Where to Find It

            SynQuest will file a proxy statement regarding the transactions with the SEC. The proxy statement will contain important information that shareholders should consider before making any investment decision describing the transactions. SynQuest’s shareholders are advised to read the special meeting proxy statement because it contains important information regarding the transaction. A free copy of the proxy statement may be obtained (once it is filed) at the SEC’s Web site at http://www.sec.gov. The proxy and such other documents may also be obtained, once they are filed, free of charge from SynQuest. The annual, quarterly and other reports filed by SynQuest with the SEC are also available free of charge at the SEC’s website. A free copy of these reports may also be obtained from SynQuest.

Information Concerning Participants

            SynQuest, its directors, executive officers and certain members of management and employees may be soliciting proxies from SynQuest shareholders in favor of the transactions. A description of any interests, direct or indirect, that directors and executive officers of SynQuest have in the transactions will be included in the proxy statement.

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